UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): January 28, 1997

                               GENERAL MILLS, INC.

             (Exact name of registrant as specified in its charter)



         Delaware                  1-1185                      41-0274440
(State of Incorporation)   (Commission File Number)          (IRS Employer
                                                          Identification No.)


Number One General Mills Boulevard
(Mail:  P.O. Box 1113)
Minneapolis, Minnesota   55440
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (612) 540-2311

Item 5.  Other Events.

              General Mills hereby updates the pro forma financial information contained in the proxy statement/prospectus included on pages 11, 12 and 30 through 34 of the Company's Registration Statement on Form S-4 (File
No. 333-18849) effective December 27, 1996:


                      Summary Selected Unaudited Pro Forma
                              Financial Information

     In the table below, we attempt to illustrate the financial results that might have occurred if the spinoff and the merger had been completed previously. We present combined balance sheet information of General Mills and Ralcorp as of November 24, 1996, as if the spinoff and the merger had been completed on November 24, 1996. We present combined earnings statement information for General Mills and Ralcorp for the fiscal year ended May 26, 1996 and the 26 weeks ended November 24, 1996, as if the spinoff and the merger had been completed on May 29, 1995.

     It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the spinoff and the merger had been completed on those dates. It is also important to remember that this information does not necessarily reflect future financial performance if the spinoff and the merger actually occur.

     Please see "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" for a more detailed explanation of this analysis.

                                              26 Weeks Ended      Year Ended
                                                November 24,         May 26,
                                                   1996                1996
                                            --------------------  ----------
                                                      (In millions, except
                                                          per share data)
Earnings Statement Information:
   Sales                                        $3,098.5            $5,809.6
   Earnings from continuing operations             268.5               486.8
   Earnings from continuing operations
     per common share                               1.65                2.97
   Dividends declared per common share              1.00                1.91

                                                                  November 24,
                                                                       1996
                                                                  (In millions,
                                                                    except per
                                                                    share data)
Balance Sheet Information:
   Total assets                                                      $4,058.4
   Long-term debt, excluding current portion                          1,332.8
   Shareholders' equity                                                 570.6
   Book value per common share                                           3.54


                           Comparative Per Share Data

     In the table below, we provided you with certain historical and pro forma per share financial information as of and for the 26 weeks ended November 24, 1996, and for the year ended May 26, 1996. Ralcorp historical data and New Ralcorp data are as of and for the six months ended December 31, 1996, and for the 12-month period ended June 30, 1996. We prepared the General Mills pro forma combined amounts based on the purchase method of accounting and a preliminary allocation of the purchase price.

     It is important that when you read this information, you read along with it the consolidated financial statements and accompanying Notes of General Mills and Ralcorp included in the documents described on page 74 of the Proxy Statement-Prospectus dated December 27, 1996 under "WHERE YOU CAN FIND MORE INFORMATION." It is also important that you read the pro forma condensed combined financial information and accompanying discussion and Notes that we have included under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."

                     Ralcorp Pro Forma Per Common Share Data

     The table below compares historical amounts per share of Ralcorp with pro forma amounts for the fraction of a share of General Mills and the full share of New Ralcorp that will be issued for each old Ralcorp share. The "Total Pro Forma" column in the table adds the amounts for the fraction of a General Mills share and the full New Ralcorp share to show the total pro forma amount for the shares that you will hold after completion of the spinoff and the merger for each Ralcorp share that you held before the spinoff and the merger. We have assumed for this purpose that General Mills issues .154 of a General Mills share for each Ralcorp share. The actual fraction of a General Mills share will be determined using a formula and may be higher or lower than .154 of a share. We have also assumed in the amounts under the "New Ralcorp" column that the sale of New Ralcorp's Resort Operations is completed.


                                                                   General Mills
                                                      Ralcorp         Pro Forma                                Total
                                                     Historical   (per .154 share)      New Ralcorp         Pro Forma
Year ended May 26, 1996
Earnings from continuing operations per
   common share                                       $  .27            $.46              $(.97)             $(.51)
Dividends per common share                                 -             .29                  -                .29

26 Weeks ended November 24, 1996
Earnings from continuing operations per
   common share                                        (1.62)            .25              (2.23)             (1.98)
Dividends per common share                                 -             .15                  -                .15

As of November 24, 1996
Book value per common share                             3.69             .55               8.39               8.94


                  General Mills Pro Forma Per Common Share Data

                                              General Mills      General Mills
                                                 Historical         Pro Forma

Year ended May 26, 1996
Earnings from continuing operations
     per common share                            $3.00                $2.97
Dividends per common share                        1.91                 1.91

26 weeks ended November 24, 1996
Earnings from continuing operations
     per common share                             1.62                 1.65
Dividends per common share                        1.00                 1.00

As of November 24, 1996
Book value per common share                       1.54                 3.54



          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


     The unaudited pro forma information set forth below gives effect to the Branded Contribution, the Internal Merger, the Internal Spinoff, the
Distribution and the Merger (as each such term is defined under the "THE PROPOSED TRANSACTONS - General" in the Proxy Statement-Prospectus dated December 27, 1996) as if they had been consummated on November 24, 1996 for balance sheet presentation purposes and May 29, 1995 for income statement purposes, subject to the assumptions and adjustments in the accompanying Notes to the pro forma financial information.

     The pro forma adjustments reflecting the consummation of the Merger are based upon the purchase method of accounting and upon the assumptions set forth in the Notes hereto, including the exchange of all outstanding shares of Ralcorp Common Stock for an aggregate of approximately 5.1 million shares of General Mills Common Stock. This pro forma financial information should be read in conjunction with the financial data appearing under "SUMMARY" Selected Historical Financial Information" in the Proxy Statement-Prospectus dated December 27, 1996 and the historical financial statements of General Mills and Ralcorp which have been incorporated in the Proxy Statement-Prospectus dated December 27, 1996 by reference. See "WHERE YOU CAN FIND MORE INFORMATION" in the Proxy Statement-Prospectus dated December 27, 1996. This pro forma financial information should also be read in conjunction with the combined financial statements of the Branded Business and the Notes thereto contained in the Proxy Statement-Prospectus dated December 27, 1996.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the dates, or at the beginning of the periods, for which the consummation of the Merger is being given effect. For purposes of preparing the General Mills' consolidated financial statements, General Mills will establish a new basis for Ralcorp's assets and liabilities (as adjusted to reflect only the assets and liabilities of the Branded Business) based upon the fair values thereof and the General Mills purchase price, including the costs of Merger. A final determination of required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information. General Mills will undertake a study to determine the fair value of certain of Ralcorp's assets and liabilities (as so adjusted) and will make appropriate
purchase  accounting   adjustments  upon  completion  of  that  study.  Assuming
completion of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value, and changes in operating results between the dates of the pro forma financial data and the date on which the Merger takes place.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             As of November 24, 1996
                            (in millions) (unaudited)


                                                                  Branded Business                    Pro Forma (A)
                                                 General Mills         Historical              Merger
                                                    Historical      as adjusted (A)         Adjustments         Combined
Cash and cash equivalents                        $        28.3                                                       28.3
Receivables, net                                         428.4                                    0.0  (B)          428.4
Inventories                                              396.3             14.9                   0.0  (C)          411.2
Prepaids and other                                       154.3                                                      154.3
Deferred income taxes                                    101.2                                    1.7  (D)          102.9
                                                 -------------            ------              -------            --------
     Total Current Assets                              1,108.5             14.9                   1.7             1,125.1
                                                 -------------             ----               -------             -------
Fixed assets at cost, net                              1,256.4             36.0                   0.0  (E)        1,292.4
Other assets (including goodwill)                      1,066.8             24.4                 549.7  (F)        1,640.9
                                                 -------------             ----                 -----             -------
     Total Assets                                $     3,431.7             75.3                 551.4             4,058.4
                                                 =============             ====                 =====             =======

Accounts payable                                 $       643.1              3.8                  10.0  (G)          656.9
Current portion of long-term debt                        107.5                                    0.0  (H)          107.5
Notes payable                                            421.6                                                      421.6
Accrued taxes                                            141.7                                                      141.7
Accrued payroll                                          101.4                                                      101.4
Other current liabilities                                131.0             25.4                   0.0  (I)          156.4
                                                 -------------             ----               -------            --------
     Total Current Liabilities                         1,546.3             29.2                  10.0             1,585.5
                                                 -------------             ----               -------             -------

Long-term debt                                         1,078.8                                  254.0  (J)        1,332.8
Deferred income taxes                                    243.1                                                      243.1
Deferred income taxes-tax leases                         154.5                                                      154.5
Other liabilities                                        168.4              4.2                  (0.7) (K)          171.9
                                                 -------------            -----               -------            --------
     Total Liabilities                                 3,191.1             33.4                 263.3             3,487.8
                                                 -------------             ----                 -----             -------

Common stock                                             389.6             41.9                 288.1  (L)          719.6
Retained earnings                                      1,506.7                                                    1,506.7
Treasury stock                                        (1,553.6)                                                  (1,553.6)
Unearned compensation and other                          (52.8)                                                     (52.8)
Foreign currency translation                             (49.3)                                                     (49.3)
                                                 -------------            ------              -------            --------
     Total Stockholder's Equity                          240.6             41.9                 288.1               570.6
                                                 -------------             ----                 -----            --------

     Total Liabilities and Equity                $     3,431.7             75.3                 551.4             4,058.4
                                                 =============             ====                 =====             =======

 (A) The accompanying pro forma condensed combined balance sheet combines the General Mills balance sheet as of November 24, 1996 with the Ralcorp balance sheet (after giving effect to the Branded Contribution, the Internal Merger, the Internal Spinoff, and the Distribution) as of December 31, 1996 as if the Branded Contribution, the Internal Merger, the Internal Spinoff, the Distribution and the Merger had all been consummated at November 24, 1996. The Branded Business Historical balance sheet includes those assets and liabilities from the Ralcorp balance sheet that are associated with the Branded Business. The associated assets and liabilities are either directly attributable to the Branded Business or have been allocated to the Branded Business based upon methods considered reasonable by Ralcorp's management.

     While General Mills will acquire all the operations of the Branded Business in the Merger, certain assets and liabilities reflected in the Branded Business Historical balance sheet will not be transferred to General Mills and, therefore, are not reflected under the column "Branded Business Historical as adjusted."

(B) New Ralcorp will retain and collect all trade accounts receivable of the Branded Business as of the Effective Time. Accordingly, the merged business will commence with Branded Business trade accounts receivable of zero.

(C) It is assumed that the historical valuation of the Branded Business inventories approximates the new book basis for the merged business, using the purchase method of accounting.

(D) The estimated adjustment for deferred taxes is the tax effect on the difference between the new book basis and the tax basis of the merged assets of the Branded Business.

(E) It is assumed that the new book basis of the merged fixed assets from the Branded Business using the purchase method of accounting is substantially the same as the historical net book value to the Branded Business.

(F) The Goodwill amount of $549.7 million represents the excess of the purchase price paid by General Mills over the sum of the amounts assigned to identifiable assets acquired, less liabilities assumed in the Merger.

(G) The accounts-payable adjustment of $10.0 million represents the accrued estimated transaction costs to be incurred as the Merger is completed. The costs are primarily General Mills' financial advisory, legal, accounting, printing and similar expenses.

(H) The long-term debt will not have a current portion, as of the Effective Time. See Note (J) below.

(I) Other current liabilities are valued on the same basis for the merged business as for the historical balance sheet of the Branded Business.

(J) The merged business will assume $150.0 million of Ralcorp 8 3/4 % Notes due September 15, 2004 plus an estimated $90.0 million of other Ralcorp debt (which amount is subject to increase or decrease at Closing) at an effective rate of 5.6% (after giving effect to the related interest-rate swap agreements). The face value of the $150.0 million debt is recorded at the current market value of $164.0 million by the merged business in accordance with purchase accounting procedures as reqired by generally accepted accounting principles. The $14 million increase in value is due to the lower marginal borrowing rate (approximately 7%) experienced by General Mills. The remaining debt of $90.0 million approximates market valuation and has been recorded at the same $90.0 million figure.

(K) The $0.7 million adjustment to other liabilities is the net of two accounts (one deferred income, and one deferred expense) recorded by the historical Branded Business, that will have zero basis to the merged business.

(L) The common stock adjustment of $288.1 million, plus the $41.9 million net assets of the Branded Business, totals $330.0 million which represents the market valuation of General Mills stock to be issued in the merger. This $330.0 plus the face value of $240.0 of long-term debt described in note
     (J) above, equal the aggregate Merger Consideration of $570.0 million.


               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                        26 Weeks Ended November 24, 1996
               (in millions, except per share amount) (unaudited)


                                                  General              Branded                     Pro Forma (A)
                                                    Mills              Business                 Merger
                                                 Historical         Historical (A)          Adjustments      Combined
Sales                                            $     2,875.7            222.8                 0.0  (B)          3,098.5
Cost of sales                                         (1,195.2)           (54.4)                0.0  (C)         (1,249.6)
Selling, general and administrative                   (1,098.2)          (120.9)                0.0  (D)         (1,219.1)
Depreciation and amortization                            (85.9)            (4.6)               (6.9) (E)            (97.4)
Interest, net                                            (47.3)            (3.2)               (5.0) (F)            (55.5)
Unusual items                                            (48.4)                                 0.0                 (48.4)
                                                 -------------          --------              -----            ----------
   Earnings before taxes and earnings
     (losses) of joint ventures                          400.7             39.7               (11.9)                428.5
Income taxes                                            (147.0)           (15.2)                1.5  (G)           (160.7)
Earnings (Losses) from joint ventures                       .7                                                         .7
                                                 -------------          --------              -----            ----------
   Net earnings                                  $       254.4             24.5               (10.4)                268.5
                                                 =============          =======               =====            ==========
Net earnings per share                           $       1.62                N/A                N/A                  1.65
                                                 ============           ========              =====            ==========
Average number of common shares                          157.2               N/A                5.1  (H)            162.3
                                                 =============          ========              =====            ==========


               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                             Year Ended May 26, 1996
               (in millions, except per share amount) (unaudited)


                                                   General             Branded                        Pro Forma (A)
                                                     Mills             Business                Merger
                                                  Historical        Historical (A)          Adjustments      Combined
Sales                                            $     5,416.0            393.6                 0.0 (B)           5,809.6
Cost of sales                                         (2,241.0)          (107.7)                0.0 (C)          (2,348.7)
Selling, general and administrative                   (2,128.3)          (218.6)                0.0 (D)          (2,346.9)
Depreciation and amortization                           (186.7)            (8.4)              (13.7)(E)            (208.8)
Interest, net                                           (101.4)            (3.9)              (12.6)(F)            (117.9)
Unusual items                                                              (2.5)                                     (2.5)
                                                 -----------           --------              ------           -----------
   Earnings before taxes and earnings
     (losses) of joint ventures                          758.6             52.5               (26.3)                784.8
Income taxes                                            (279.4)           (20.0)                4.2 (G)            (295.2)
Losses from joint ventures                                (2.8)                                                      (2.8)
                                                 -------------          --------             ------           -----------
   Net earnings                                  $       476.4             32.5               (22.1)                486.8
                                                 =============         ========               =====           ===========
Net earnings per share                           $       3.00                N/A                N/A           $      2.97
                                                 ============          =========             ======           ===========
Average number of common shares                          158.9               N/A                5.1                 164.0
                                                 =============         =========             ======           ===========

(A) The accompanying pro forma condensed combined statement of earnings for the 26 weeks ended November 24, 1996 combines the General Mills statement of earnings for the 26 weeks ended November 24, 1996 with the Ralcorp statement of earnings (after giving effect to the Branded Contribution, the Internal Merger, the Internal Spinoff, and the Distribution) for the six months ended December 31, 1996, as if the Branded Contribution, the Internal Merger, the Internal Spinoff, the Distribution and the Merger had been consummated at May 29, 1995.

     The accompanying pro forma condensed combined statement of earnings for the year ended May 26, 1996 combines the General Mills statement of earnings for the 52 weeks ended May 26, 1996 with the Ralcorp statement of earnings (after giving effect to the Branded Contribution, the Internal Merger, the Internal Spinoff, and the Distribution) for the 12 months ended June 30, 1996 as if the Branded Contribution, the Internal Merger, the Internal Spinoff, the Distribution and the Merger had been consummated at May 29, 1995.

     The Branded Business Historical statement of earnings includes those revenues and expenses from the Ralcorp statement of earnings that are associated with the Branded Business. The associated revenues and expenses are either directly attributable to the Branded Business based upon methods considered reasonable by Ralcorp's management. As the transaction contemplates the merger of the complete operations of the Branded Business, no adjustments are necessary to the Branded business Historical statement of earnings.

(B) Sales (and the implicit selling prices) are all as-reported historically, and have not been adjusted for any proposed future price changes.

(C) The pro-forma adjustments do not reflect any operating efficiencies and cost savings. A final determination of the required purchase accounting adjustments has not been made, and the earnings results will vary from those pro-forma earnings shown.

(D) No changes have been made to historical estimated sales expense and marketing expense. While it is possible that General Mills may incur significant additional promotional expenditures in the first year for introductory purposes, such expenditure are deemed exceptional, and not continuing.

(E) The $6.9 million and $13.7 million of amortization expense for the 26 weeks ended November 24, 1996 and the year ended May 26, 1996, respectively represent the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $549.7 million of goodwill, over a life of 40 years.

(F) The interest adjustment of $5.0 million for the 26 weeks ended November 24, 1996, when added to the $3.2 million historical interest expense allocated to the Branded business, reflects 26 weeks estimated interest ($8.2 million) for the debt assumed in the merger - see Note J to the Pro Form Condensed Combined Balance Sheet.

     The adjustment of $12.6 million for the year ended May 26, 1996, to the added to the $3.9 million historical interest expense allocated to the Branded Business, reflects one year's estimated total interest expense ($16.5 million) for the debt assumed in the Merger - see Note J to the Pro Form Condensed Combined Balance Sheet.

(G) The adjustment to tax expense results from providing for income tax expense at a 39.6% rate (net combined federal and state) against the pretax pro forma adjustments and the Branded Business pretax income, after taking the Branded Business income tax expense into consideration. The amortization of goodwill is not deductible and therefore received no tax benefit.

(H) The number of shares of General Mills Common Stock to be issued were determined on the assumption that General Mills will issue shares with a total market valuation of $330.0 million (see Note L to the Pro Forma Condensed Combined Balance Sheet) at an estimated value of $65.00 per share. This results in an estimated 5,076,923 shares to be issued. For purposes of the pro forma information, such shares were deemed to be outstanding for the entire pro forma period. The actual number of shares of General Mills Common Stock to be issued in the Merger will be determined using a formula and may be more or less than this amount.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            GENERAL MILLS, INC.


Dated:  January 28, 1997                          By:  /s/Siri S. Marshall
                                                      --------------------
                                                       Siri S. Marshall
                                                       Senior Vice President
                                                          and General Counsel